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                                                                     EXHIBIT 77C

RESULTS OF MEETING OF SHAREHOLDERS

Seligman Capital Fund

SPECIAL MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2011
(UNAUDITED)

A brief description of the proposal(s) voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposal(s) is(are) set forth below. A vote is based on total number of shares outstanding in the Fund.

To approve an Agreement and Plan of Reorganization between Seligman Capital Fund and Columbia Mid Cap Growth Fund.

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SHARES VOTED "FOR"     SHARES VOTED "AGAINST"     ABSTENTIONS     BROKER NON-VOTES
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   4,644,362.541             287,414.839          109,941.107       1,178,980.000
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

To elect directors/trustees to the Board.

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                                SHARES VOTED      SHARES VOTED
                                    "FOR"          "WITHHOLD"      ABSTENTIONS   BROKER NON-VOTES
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
01. Kathleen Blatz              5,875,344.178      345,354.308        0.000           0.000
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02. Edward J. Boudreau, Jr.     5,897,397.192      323,301.294        0.000           0.000
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03. Pamela G. Carlton           5,874,517.989      346,180.497        0.000           0.000
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04. William P. Carmichael       5,891,649.879      329,048.607        0.000           0.000
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05. Patricia M. Flynn           5,877,617.404      343,081.082        0.000           0.000
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06. William A. Hawkins          5,893,208.757      327,489.729        0.000           0.000
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07. R. Glenn Hilliard           5,896,355.860      324,342.626        0.000           0.000
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08. Stephen R. Lewis, Jr.       5,884,851.611      335,846.875        0.000           0.000
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09. John F. Maher               5,897,170.602      323,527.884        0.000           0.000
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10. John J. Nagorniak           5,893,673.907      327,024.579        0.000           0.000
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11. Catherine James Paglia      5,878,732.460      341,966.026        0.000           0.000
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12. Leroy C. Richie             5,897,078.286      323,620.200        0.000           0.000
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13. Anthony M. Santomero        5,895,633.633      325,064.853        0.000           0.000
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14. Minor M. Shaw               5,897,802.344      322,896.142        0.000           0.000
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15. Alison Taunton-Rigby        5,874,977.161      345,721.325        0.000           0.000
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16. William F. Truscott         5,899,531.397      321,167.089        0.000           0.000
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